CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statement No. 333-205576 on Form S-8 of our report dated March 13, 2018, relating to the 2017 consolidated financial statements of RenovaCare, Inc. ("the Company"), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

April 12, 2019